UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2013

BAZAARVOICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35433	20-2908277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 N. Capital of Texas Highway, Suite 300

Austin, Texas 78746-3211

(Address of principal executive offices, including zip code)

(512) 551-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of President

On April 30, 2013, the Board of Directors of Bazaarvoice, Inc. (the “Company”) appointed Gene Austin as President of the Company.

Mr. Austin, age 54, most recently served as the President and Chief Executive Officer at Convio, Inc., a leading provider of on-demand constituent engagement solutions, until Convio’s acquisition by Blackbaud, Inc. in May 2012. Mr. Austin served as the Chief Executive Officer and as a member of the Board of Directors of Convio beginning in July 2003 and as President of Convio beginning in February 2008. From July 2001 to March 2003, Mr. Austin served as Vice President and General Manager of the Enterprise Data Management unit of BMC Software, Inc., a provider of enterprise management solutions. From 1999 to 2001, Mr. Austin served as Vice President and General Manager of Internet Server Products at Dell, Inc., a computer manufacturer. From 1996 to 1999, Mr. Austin served as Senior Vice President of Sales and Marketing at CareerBuilder, Inc., a software as a service company focused on internet based recruiting. Mr. Austin holds a B.S. in Engineering Management from Southern Methodist University in Dallas and an M.B.A. from the Olin School of Business at Washington University in St. Louis.

Mr. Austin’s base salary will be $320,000, and Mr. Austin’s annual target bonus under the Company’s Key Executive Bonus Plan will be $224,000. The Company will recommend that the Board of Directors grant Mr. Austin an option to purchase 550,000 shares of the Company’s common stock and a restricted stock unit for 200,000 shares of the Company’s common stock. If Mr. Austin is terminated in connection with a change of control, vesting of Mr. Austin’s then unvested shares under both his stock option and his restricted stock unit will accelerate and he will be entitled to receive his base salary for a period of twelve months from the date of his termination.

There are no family relationships between Mr. Austin and any director or executive officer of the Company, and Mr. Austin has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On May 2, 2013, the Company issued a press release announcing Mr. Austin’s appointment. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Bazaarvoice, Inc. Press Release, dated May 2, 2013.

The information furnished in this Current Report on Form 8-K under Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities of Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAZAARVOICE, INC.

By:	/s/ Bryan C. Barksdale
Bryan C. Barksdale General Counsel and Secretary

Date: May 2, 2013

Exhibit No.	Description

99.1	Bazaarvoice, Inc. Press Release dated May 2, 2013